                                                                    Exhibit 23.1
                                                                   -------------




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler of our report dated October 4, 1994, with respect to the consolidated financial statements of Robbins & Myers, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended August 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission and of our report dated July 13, 1995, with respect to the financial statements of the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler included in the Plan's Annual Report (Form 11-K) for the period July 1, 1994 through December 31, 1994 and related financial schedules included therein, filed with the Securities and Exchange Commission.


                                        /s/Ernst & Young LLP
                                        --------------------
                                        Ernst & Young LLP

August 16, 1995